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                                                                     EXHIBIT 5.2


                    [FEDERAL-MOGUL CORPORATION LETTERHEAD]


                               November 24, 1998

Federal-Mogul Corporation
26555 Northwestern Highway
Southfield, Michigan 48034

Ladies and Gentlemen:

     I am Associate General Counsel of Federal-Mogul Corporation, a Michigan corporation (the "Company"), and in that capacity I am familiar with the Articles of Incorporation and the By-Laws of the Company, as amended, and with its corporate proceedings and records, including the minutes of meetings of its Board of Directors and of Committees of its Board of Directors.

     I refer to the filing by the Company with the Securities and Exchange Commission (the "Commission") of the Registration Statement on Form S-3 (the "Registration Statement") to which this letter is attached as Exhibit 5.2, relating to common stock of the Company (the "Common Stock").

     The Registration Statement to be used for the offer and sale of the Common Stock is filed with the Commission pursuant to Rule 462(b) under the Securities Act, as amended in connection with the Registration Statement on Form S-3 (Registration Number 333-56725) filed with the Commission on June 12, 1998 and declared effective by the Commission on June 16, 1998.
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     I have reviewed the originals or copies certified or otherwise identified to my satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and I have made such investigations of law, as I have deemed appropriate as a basis for the opinions expressed below.

     In rendering the opinions expressed below, I have assumed the authenticity of all documents submitted to me as originals and the conformity to the originals of all documents submitted to me as copies. In addition, I have assumed and have not verified the accuracy as to factual matters of each document I have reviewed.

     Based upon the foregoing, and assuming that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws at the time the Common Stock is offered or issued as contemplated by the Registration Statement; (ii) the Common Stock will be issued and sold in compliance with applicable federal and state laws and in the manner stated in the Registration Statement and the related prospectus supplement; (iii) the Common Stock will be sold and delivered at the price and as set forth in the Registration Statement and the prospectus supplement; and (iv) the Company will authorize the offering and issuance of the Common Stock and the terms and conditions thereof and will take any other appropriate additional corporate action, I am of the opinion that:

     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Michigan.

     2. The Common Stock will, upon issuance against payment therefor in the manner described in the Registration Statement and the prospectus supplement, be validly issued, fully paid and nonassessable.


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     Insofar as my opinion relates to the validity, binding effect or enforceability of any agreement or obligation of the Company, it is subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and subject to general principles of equity, regardless of whether such is considered in a proceeding in equity or at law.

     The foregoing opinions are limited to the federal laws of the United States of America and the law of the State of Michigan.

     I hereby consent to the use of my name in the prospectuses and prospectus supplements relating to the Registration Statement under the heading "Legal Matters" as counsel for the Company who has passed upon the legality of the Common Stock, Preferred Stock and the Debt Securities being registered by the Registration Statement and as having prepared this opinion, and to the use of this opinion as a part (Exhibit 5.2) of the Registration Statement. In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

                                        Sincerely,


                                        /s/ David M. Sherbin
                                        --------------------------
                                        David M. Sherbin, Esq.
                                        Associate General Counsel


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